Exhibit (a)(4)

iCAD, INC.
OFFER TO EXCHANGE OPTIONS

NOTICE OF WITHDRAWAL
FROM THE OFFER

The undersigned previously received a copy of the Offer to Exchange together with (i) the Memorandum from Kenneth Ferry dated September 22, 2006; and (ii) a Letter of Transmittal. The undersigned completed, signed and returned the Letter of Transmittal, in which he or she has elected to accept iCAD, Inc.’s (“iCAD”) offer to exchange (the “Offer”) some of or all of the undersigned’s Eligible Options. The undersigned now wishes to change that election and reject ICAD’s Offer to exchange his or her Eligible Options. The undersigned understands that by signing this Notice of Withdrawal and delivering it to Annette Heroux, Vice President of Administration of iCAD by the Expiration Date which is 5:00 p.m. Eastern Time on October 20, 2006, unless the Offer is extended, in which case this Notice of Withdrawal must be received by Annette Heroux at iCAD on or prior to such extended Expiration Date, the undersigned will be able to withdraw his or her acceptance of the Offer and instead reject the Offer to exchange his or her Eligible Options. The undersigned has read and understands all the terms and conditions of the Offer to Exchange. The undersigned has read and understands the instructions attached to this Notice of Withdrawal.

The undersigned understands that in order to withdraw his or her acceptance of the Offer, the undersigned must complete, sign and date this Notice of Withdrawal and deliver it to Annette Heroux by hand delivery or by mail to Annette Heroux at iCAD, 4 Townsend West, Suite 17, Nashua, NH 03603, by the Expiration Date.

The undersigned understands that by withdrawing his or her acceptance of the Offer to exchange his or her Eligible Options, the undersigned will not receive any New Options on the Replacement Grant Date pursuant to the Offer and he or she will keep the old Eligible Options that he or she has. These Eligible Options will continue to be governed by the stock option plan, if any, under which they were granted and by the existing option agreement or agreements between iCAD and the undersigned.

The undersigned understands that by timely submitting this Notice of Withdrawal, the undersigned will be withdrawing all previously tendered Eligible Options from the election to exchange. The undersigned understands that he or she may subsequently change this election, and once again accept the Offer to exchange Eligible Options, by submitting a new Letter of Transmittal to Annette Heroux by hand delivery or by mail to Annette Heroux at iCAD at 4 Townsend West, Suite 17, Nashua, NH 03603 by the Expiration Date.

All capital terms used herein and not defined herein, shall have the meaning ascribed to them in the Offer to Exchange.

The undersigned has signed this Notice of Withdrawal and printed his or her name exactly as it appears on the Letter of Transmittal.

The undersigned does not accept the Offer to exchange any his or her Eligible Options.

Signature (optionholder)	Social Security #, Social Insurance # etc.

Name (Please Print)	Date and Time

RETURN TO ANNETTE HEROUX BY HAND DELIVERY OR BY MAIL TO ANNETTE HEROUX AT iCAD, 4 TOWNSEND WEST, SUITE 17, NASHUA, NH 03603, NO LATER THAN THE EXPIRATION DATE.

IF YOU DO NOT WISH TO WITHDRAW ALL YOUR TENDERED ELIGIBLE OPTIONS FROM THE OFFER, YOU SHOULD NOT FILL OUT THIS NOTICE OF WITHDRAWAL.

INSTRUCTIONS TO THE NOTICE OF WITHDRAWAL FROM THE OFFER
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.	Delivery of Notice of Withdrawal from the Offer.

A properly completed and executed Notice of Withdrawal (or a facsimile of it), and any other documents required by this Notice of Withdrawal, must be received by Annette Heroux, Vice President of Administration of iCAD either by mail or by hand delivery at 4 Townsend West, Suite 17, Nashua, NH 03603 on or before the Expiration Date.

The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by iCAD. You may hand deliver or mail your Notice of Withdrawal to Annette Heroux at iCAD. In all cases, you should allow sufficient time to ensure timely delivery.

Although by submitting a Notice of Withdrawal you have withdrawn all of your tendered Eligible Options from the Offer, you may change your mind and re-accept the Offer until the Expiration Date. Tenders of Eligible Options made through the Offer may be made at any time before the Expiration Date. If iCAD extends the Offer beyond that time, you may tender your Eligible Options at any time until the extended Expiration Date of the Offer. To change your mind and elect to participate in the Offer, you must deliver a new completed, signed and dated Letter of Transmittal, together with any other document required by that Letter of Transmittal, to iCAD, while you still have the right to participate in the Offer. Your Eligible Options will not be properly tendered for purposes of the Offer unless the withdrawn Eligible Options are properly re-tendered before the Expiration Date by delivery of the new Letter of Transmittal following the procedures described in the instructions to the Letter of Transmittal.

If you wish to change your election with respect only to particular Eligible Options, you should submit a new Letter of Transmittal instead of this Notice of Withdrawal. As noted in the Offer to Exchange, you may select individual Eligible Options to be tendered for exchange. You do not have to tender all your Eligible Options but for each individual Eligible Option you do choose to tender, you must tender all other outstanding Eligible Options of the same class (determined by exercise price and expiration date) that meet the criteria for tendering as set forth in the Offer to Exchange. You may change your mind about which individual Eligible Options you would like to tender for exchange. To change your election regarding particular individual Eligible Options you previously tendered while continuing to elect to participate in the Offer, you must deliver a completed, signed and dated new Letter of Transmittal, together with any documents required by the Letter of Transmittal, on or prior to the Expiration Date or, if the Offer is extended, on or prior to the extended Expiration Date of the Offer. Upon receipt of such a new, properly completed, signed and dated Letter of Transmittal, any previously submitted Letter of Transmittal or Notice of Withdrawal will be disregarded and will be considered replaced in full by the new Letter of Transmittal.

By signing this Notice of Withdrawal, you waive any right to receive any notice from iCAD of the withdrawal of the tender of your Eligible Options.

2.	Signatures on This Notice of Withdrawal.

Your signature on this Notice of Withdrawal must correspond with the name and signature on your Letter of Transmittal without alteration, enlargement or any change whatsoever. If your name has been legally changed since your submission of the Letter of Transmittal, please submit proof of the legal name change.

3.	Other Information on This Notice of Withdrawal.

In addition to signing this Notice of Withdrawal and printing your name, you must indicate the date and time at which you signed. You must also include your identification number, such as your social security number, tax identification number or national identification number, as appropriate.

4.	Requests for Assistance or Additional Copies.

Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Notice of Withdrawal may be directed in writing to Annette Heroux, Vice President of Administration of iCAD at 4 Townsend West, Suite 17, Nashua, NH 03603, or by telephone at (603) 882-5200. Copies will be furnished promptly at iCAD’s expense.

5.	Irregularities.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this Notice of Withdrawal will be determined by iCAD in its sole discretion. iCAD’s determinations shall be final and binding on all parties. iCAD reserves the right to reject any or all Notices of Withdrawal that iCAD determines not to be in proper form or the acceptance of which may, in the opinion of iCAD’s counsel, be unlawful. iCAD also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice of Withdrawal, and iCAD’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice of Withdrawal will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with a Notice of Withdrawal must be cured within the time as iCAD shall determine. Neither iCAD nor any other person is or will be obligated to give notice of any defects or irregularities in Notices of Withdrawal, and no person will incur any liability for failure to give any such notice.

Important: If you intend to withdraw all of your previously tendered Options elected for exchange in the Offer, this signed and completed Notice of Withdrawal, together with all other required documents, must be received by Annette Heroux at iCAD, on or before the Expiration Date.

6.	Additional Documents to Read.

You should be sure to read the Offer to Exchange, all documents referenced therein, the Memorandum from Kenneth Ferry, iCAD’s Chef Executive Officer and President dated September 22, 2006 and the Letter of Transmittal before making any decisions regarding participation in, or withdrawal from, the Offer.

7.	Important Tax Information.

You should refer to Section 14 of the Offer to Exchange, which contains important U.S. federal income tax information.